EXHIBIT 10.2:

FIRST AMENDMENT TO MEMORANDUM OF AGREEMENT No. 1450

This First Amendment to Contract Manufacturing Memorandum of Agreement No. 1450 entered into as of March 12, 2001 (the “Agreement”) between A&M Products Manufacturing Company (“BUYER”) and Oil-Dri Corporation of America (“SELLER”) is dated December 13, 2002 (the “Amendment”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

1. It is hereby agreed and acknowledged that the term “Reno” or “Reno, Nevada” shall be replaced wherever such word is used in the Agreement with the term “West Coast”. “West Coast” shall mean a location west of the Rocky Mountains.

2. It is hereby agreed and acknowledged that all references to “Reno Surcharge” and “Reno Delay Charge” shall be deleted in their entirety from the Agreement and any rights to such surcharges and delay charges shall be null and void.

3. Subparagraph I(A)(1) of Schedule I is deleted in its entirety and replaced with the following:

“As of November 1, 2002, SELLER does not have any plans to open a West Coast facility for the manufacture of Finished Product using West Coast Clay during the Term. In the event that SELLER finds a permitted source of West Coast Clay, BUYER will have the right to purchase West Coast Clay if such West Coast Clay is acceptable to BUYER as set forth in Schedule I(F)(7). If BUYER exercises its right to purchase West Coast Clay, the parties will meet in good faith to negotiate whether and how to allocate, as necessary, any capital costs that may be needed to meet BUYER’s requirements for West Coast Clay.”

4. Subparagraph I(E)(3) of Schedule I and all subparts thereto are deleted in their entirety and replaced with the following:

“West Coast Product: Unless otherwise agreed to in writing, the price for West Coast Clay shall be the Base Price.”

5. Subparagraph I(F)(6)(d) of Schedule I is deleted in its entirety.

6. Subparagraph I(F)(7) of Schedule I and all subparts thereto are deleted in their entirety and amended as follows:

“7. West Coast Clay: If and when SELLER provides BUYER with sufficient samples of West Coast Clay to conduct consumer relevant testing to determine the acceptability of West Coast Clay, BUYER will have one hundred and fifty (150) days after receipt of the samples of the West Coast Clay (“West Coast Clay Notification Date”) to notify SELLER in writing of its desire to exercise one of the following options:

(a) Accept West Coast White Clay As Is: BUYER will accept the West Coast White Clay “as is” and the parties will negotiate in good faith to develop a new clay Product Specification for West Coast Product; or,

(b) Reject West Coast White Clay: BUYER will not accept West Coast White Clay. If BUYER does not accept West Coast White Clay, BUYER is under no obligation to purchase West Coast Product. If BUYER does not purchase West Coast Product, under this provision, then BUYER shall purchase and SELLER shall sell BUYER’s requirements as provided in this Agreement from SELLER’s Ochlocknee Plant; or

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(c) Change To Product Specifications With Additional Additives For West Coast Product: BUYER will accept West Coast White Clay “as is” with the addition of additional additives to the Product Specifications. The parties will negotiate in good faith to develop a new Product Specification (including, without limitation the clay Product Specification) for West Coast Product. SELLER agrees that to the extent additional additives need to be added to the current Product Specifications to make West Coast Product acceptable to BUYER, SELLER will negotiate in good faith with BUYER SELLER’s contributory share, if any, to the costs of such additives.

IN WITNESS WHEREOF, the parties have caused this First Amendment to the Agreement to be duly executed by their duly authorized representatives.

OIL-DRI CORPORATION OF AMERICA, a Delaware corporation		A&M PRODUCTS MANUFACTURING COMPANY, a Delaware corporation

BY:	/S/ Charles P. Brissman	BY:	/S/ R. T. Conti

NAME: CHARLES P. BRISSMAN		Name: R. T. CONTI

TITLE: VICE PRESIDENT		TITLE: PRESIDENT

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